Exhibit 5.1

Baker & McKenzie Level 27 AMP Centre 50 Bridge Street Sydney, NSW 2000 Australia Tel: +61 2 9225 0200 Fax: +61 2 9225 1595 www.bakermckenzie.com

June 1, 2017

Benitec Biopharma Limited

99 Mount Street, Suite 1201

North Sydney, NSW 2060

Australia

Re:	Registration Statement on Form F-3 of Benitec Biopharma Limited

Ladies and Gentlemen:

We have acted as Australian counsel to Benitec Biopharma Limited, an Australian corporation (the “Company”), in connection with its filing of a registration statement on Form F-3 (the “Registration Statement”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), with the U.S. Securities and Exchange Commission (the “Commission”).

The Registration Statement relates to the proposed offer, issue and sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of the Company’s American Depositary Shares (the “ADSs”), each representing 100 shares of the Company’s ordinary shares, no par value (the “Shares”), as evidenced by American Depositary Receipts, warrants (akin to “options” under Australian law) to subscribe for the issue of Shares represented by ADSs (“Warrants”) or preference shares (“Preference Shares”), up to an aggregate amount of $20,000,000 (the ADSs, Warrants and Preference Shares being referred to collectively hereinafter as the “Securities”).

For the purposes of this opinion, we have examined and relied upon copies of the following documents:

(a)	the Registration Statement;

(b)	a draft of the prospectus contained in the Registration Statement;

(c)	the Company’s Constitution; and

(d)	a search obtained from the Australian Securities and Investments Commission as at June 1, 2017.

We have also examined and relied upon a certificate, dated the date hereof, of the Company Secretary of the Company certifying the accuracy and completeness of the Constitution of the Company and resolutions of the Board of Directors of the Company dated May 23, 2017. We have also examined such other documents and made such enquiries as to questions of law as we have deemed relevant and necessary in order to render the opinions set forth below.

In such examination, we have assumed (a) the genuineness of all signatures; (b) the authenticity of all documents submitted to us as originals; (c) the conformity to original documents of all documents submitted to us as copies (certified or otherwise); (d) the authenticity of the originals of such copies; (e) all information contained in all documents reviewed by us is true and correct; (f) that resolutions of the Board of Directors of the Company that we have relied upon for the purposes of this opinion have not been and will not be varied or revoked after the date of this opinion and that the meetings of the Board of Directors of the Company at which the resolutions were considered were properly convened, all Directors who attended and voted were entitled to do so, the resolutions were properly passed, and the Directors have performed their duties properly and all provisions relating to the declaration of Directors’ interests or the power of interested Directors were duly observed; (g) the accuracy of any searches obtained from the Australian Securities and Investments Commission in relation to the Company; (h) each natural person signing any document reviewed by us had the legal capacity to do so and to perform his or her obligations thereunder; and (i) each person signing in a representative capacity any document reviewed by us had authority to sign in such capacity.

Our opinion is subject to (i) the Registration Statement, and any amendments thereto (including all necessary post-effective amendments), becoming effective under the Securities Act (and on the assumption that it will remain effective at the time of issuance of any Securities thereunder); (ii) an appropriate prospectus supplement with respect to the offering of the Securities (if applicable) being prepared, delivered and timely filed with the Commission in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) the Securities to be sold pursuant to the applicable prospectus supplement being duly authorized by each of the Board of Directors and, where applicable, the Company’s shareholders; (iv) the agreed upon consideration being received for the issue of the Securities; (v) the aggregate offering price of all Securities not exceeding $20,000,000; (vi) if in an underwritten offering, a definitive purchase, underwriting or similar agreement with respect to any Securities will be duly authorized and validly executed and delivered by the Company and the other parties thereto; and (vii) the terms of the issuance and sale of the Securities (including for the purposes of paragraph (e) below any warrant agreement) being in conformity with the Company’s Constitution, the Australian Corporations Act 2001 (the “Corporations Act”) and the listing rules of the Australian Securities Exchange, and in the manner stated in the Registration Statement and the applicable prospectus supplement, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

Based upon and subject to the foregoing, we are of the opinion that:

(a)	the Company is duly incorporated and validly existing under the laws of the Commonwealth of Australia in good standing (as such term is not defined under the Corporations Act, meaning solely that there are no current orders for the winding up of, or appointment of a receiver or liquidator for the Company or any notice of its proposed deregistration);

(b)	the issue of the Securities has been duly authorized;

(c)	when issued and paid for as contemplated by the prospectus and any prospectus supplement, the Shares represented by ADSs will be legally issued, fully paid and non-assessable (for the purpose of this opinion, the term “non-assessable”, when used to describe the liability of a person as the registered holder of ordinary shares has no clear meaning under the laws of the Commonwealth of Australia, so we have assumed those words to mean that holders of such ordinary shares, having fully paid all amounts due on such ordinary shares, are under no personal liability to contribute to the assets and liabilities of the Company in their capacities purely as holders of such ordinary shares);

(d)	when issued and paid for as contemplated by the prospectus and any prospectus supplement and approved by special resolution of the Company’s Board of Directors, the Preference Shares will be legally issued, fully paid and non-assessable;

(e)	in the case of any Warrants, assuming any warrant agreement entered into by the Company only provides for the terms of issuance of the Warrants, has been approved by the Company’s Board of Directors and duly authorized, executed and delivered by the Company and any warrant agent, and that the Company complies with the terms of any such warrant agreement, the Warrants will be valid and binding obligations of the Company; and

(f)	upon the exercise of any Warrants and the Company receiving any additional consideration which is payable upon the exercise of the Warrants, the ordinary shares representing the ADSs issuable upon the exercise of the Warrants will be legally issued, fully paid and non-assessable.

The opinions expressed above are limited to the laws of the Commonwealth of Australia and we do not express any opinion as to the effect of any other laws, in particular as to whether an agreement or Security which is governed by a law other than such laws is valid and binding. This opinion letter is limited to the matters stated herein; no opinion may be inferred beyond the matters expressly stated.

This opinion letter will be deemed to have been delivered as of the date of effectiveness of the Registration Statement and will speak as of such date.

We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act or the rules and regulations of the Commission promulgated thereunder.

This letter is given only on behalf of Baker & McKenzie, an Australian partnership and not on behalf of any other member firm of Baker & McKenzie International. In this letter, “we”, “us”, “our” and like expressions should be construed accordingly.

Very truly yours,

/s/ Baker & McKenzie

Baker & McKenzie

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